UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  October 7, 2014
Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (301) 795-1800
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Emergent BioSolutions Inc. today announced steps the company is taking to derive synergies from its recently completed acquisitions with the goal of improving efficiencies, reducing costs and driving earnings growth.  These steps are being implemented after a comprehensive evaluation of Emergent's broadened product portfolio, facilities and resources.

The company anticipates significant completion of these steps by the end of 2014 and does not expect these changes to have a material impact on 2014 financial guidance.  As a result of these steps, the company anticipates realizing annual cost savings of approximately $7-$9 million beginning in 2015, which includes savings from consolidated operations, streamlined product development and reduced headcount.

The company will be taking the following actions:

Changes to Biosciences Division Research and Development Operations

•
Closure of product development facility in Munich, Germany.  The company is closing its Munich, Germany product development facility, which has focused exclusively on the development of the MVAtor product candidates and platform technology.  This action is a result of the company's portfolio review and the conclusion that continued investment in this platform is not justified when compared to other more promising pipeline opportunities.  The company will retain ownership of the MVAtor intellectual property and will continue to seek partners for this technology.

•
Sale of Henlow Bay facility in Winnipeg, Canada and Human Growth Hormone Product program.  The company has entered into an agreement with Belrose Pharma Inc. to sell its facility located at Henlow Bay, Winnipeg, Canada along with its rights to develop and commercialize two existing clinical development programs – the recombinant human growth hormone (rHGH) and leucotropin (GM-CSF) products – which are produced at the facility.  The transaction is scheduled to close within approximately 60 days, subject to certain closing conditions.  This sale reflects the company's decision not to invest further in the rHGH program based on the outcome of its product development prioritization process.

Changes to Biodefense Commercial Operations

•
Consolidation of Princeton administrative operations into existing biodefense division operations.  The company is closing its Princeton, NJ office, which has been providing support for the sales of the company's RSDL product.  The functions located in Princeton will be consolidated into an integrated Biodefense commercial operations unit that will be responsible for selling all Biodefense products.  This consolidation is aimed at increasing operational efficiency while reducing costs.

Safe Harbor Statement
This disclosure includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including our financial guidance, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "forecasts", "estimates" and similar expressions in conjunction with, among other things, discussions of financial performance or financial condition, growth strategy, product sales, manufacturing capabilities, product development, regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this disclosure, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including appropriations for BioThrax procurement; our ability to successfully integrate Cangene Corporation and the HPPD business and realize the potential benefits of these acquisitions; our ability to obtain new BioThrax sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax; availability of funding for our US government grants and contracts; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods or at all; our ability to enter into selective collaboration arrangements; our ability to expand our manufacturing facilities and capabilities; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2014	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ A.B. Cruz III A.B. Cruz III Executive Vice President, General Counsel and Corporate Secretary